EXHIBIT 4.4


          CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

                              OF ENZO BIOCHEM, INC.


                Under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

         FIRST: The name of the Corporation is ENZO BIOCHEM, INC.

         SECOND: The certificate of incorporation was filed by the department of state on the 13th day of August, 1976.

         THIRD: The amendments of the certificate of incorporation of the Corporation affected by this certificate of amendment are as follows:

         Article 4 of the certificate of incorporation, relating to the authorized capital stock of the Corporation, is hereby amended to increase the presently existing one cent ($.01) par value common stock and to create a new class of preferred stock to read as follows:

                  "4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred million (100,000,000) shares, divided into twenty-five million (25,000,000) shares of Preferred Stock of one cent ($.01) par value per share, and seventy-five million (75,000,000) shares of Common Stock of the par value of one cent ($.01) per share. Each share of Common Stock shall be entitled to one vote.

                  No shareholder shall have a preemptive right to acquire any shares or securities of any class, whether nor or hereafter authorized which may at any time be issued, sold or offered for sale by the Corporation.

                  The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof, any such resolution or resolutions being herein called a "Directors' Resolution." The Board of Directors is hereby authorized to fix and determine such variations in the designations, preferences, and relative, participating, optional or other special rights (including, without limitation, special voting rights, of conversion into Common Stock or other securities, redemption provisions or sinking fund provisions) as between series and between the

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                  Preferred  Stock or any series  thereof and the Common  Stock, and the qualifications, limitations or restrictions of such rights, all as shall be stated in a Directors' Resolution, and the shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a Directors' Resolution."

         Article 10 of the certificate of incorporation of the Corporation, relating to the power of the Board of Directors to alter, repeal or adopt By-laws of the Corporation, is hereby amended to read as follows:

                  "10. The Board of Directors is authorized to alter, repeal or adopt By-Laws of the Corporation. Any By-Laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the shareholders. Notwithstanding the foregoing and anything contained in this certificate of incorporation to the contrary, ARTICLE I, Sections 2 and 11, ARTICLE II, Sections 2, 11, 12, and 15, and
                  ARTICLE V of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of (i) the holders of at least 50% of the voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class and (ii) a majority of such shares owned by persons not affiliated with an Interested Shareholder (as defined in Article 14 of this certificate of incorporation) provided that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of any special meeting called for the taking of such action. Notwithstanding any other provisions of this certificate of incorporation or the By-Laws of the Corporation (and not withstanding the fact that the lesser percentage may be specified by law, this certificate of incorporation or By-Laws of the Corporation), the affirmative vote of (i) the holders of at least 80% of the voting power of the then outstanding shares or stock entitled to vote generally in the election of directors, voting together as a single class, and
                  (ii) a majority of such shares beneficially owned by persons not affiliated with an Interested Shareholder (as defined in Article 14 of this certificate of incorporation), shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article 10."

         The following is hereby added to the  certificate of  incorporation  as
Article 12, relating to director's liability:

                  "12. No director of the Corporation shall be liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article

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                  shall  eliminate or limit the liability of a director (i) if a
                  judgment   or  other   final   adjudication   adverse  to  him
                  establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 710 of the New York Business Corporation Law or (ii) for any act or omission prior to July 8, 1988."

         The following is hereby added to the  certificate of  incorporation  as
Article 13, relating to classification of the Board of Directors:

                  "13. (a) The Directors of the Corporation, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1989, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1990, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1991, with each class to hold office until its successor is elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Election of directors need not be by ballot unless the By-Laws of the Corporation so provide.

                  (b) Advance notice of shareholder nominations for the election of directors shall be given in the manner provided in the By-Laws of the Corporation.

                  (c) Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors, constituting the Board of Directors shall shorten the term of any incumbent director.

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                  (d)  Subject  to the  rights of the  holders  of any Series of
                  Preferred Stock, any director may be removed from office only with cause and only by the affirmative vote of (1) the holders
                  of  at  least  80%  of  the  combined   voting  power  of  the
                  then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class and (ii) a majority of such shares beneficially owned by persons not affiliated with an Interested Shareholder (as defined in Article 14 of this Certificate of Incorporation).

                  (e) Notwithstanding any other provisions of this certificate of incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or By-Laws of the Corporation), the affirmative vote of (i) the holders of at least 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, and
                  (ii) a majority of such shares beneficially owned by persons not affiliated with an Interested Shareholder (as defined in Article 14 of this certificate of incorporation), shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article 13."

         The following is hereby added to the  certificate of  incorporation  as
Article 14, relating to business combinations:

                  "14. (1) In addition to any affirmative vote required by law or this certificate of incorporation, and except as otherwise expressly provided in Section (2) of this Article 14, a Business Combination (as hereinafter defined) shall require the affirmative vote of (i) the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, and (ii) a majority of such shares beneficially owned by persons not affiliated with the Interested Shareholder (as hereinafter defined). Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  (2) The provisions of Section (1) of this Article 14 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provisions of this certificate of incorporation, if all of the conditions specified in either of the following paragraphs A and B are met or, in the case of a Business Combination not involving the payment of consideration to the

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                  holders  of  outstanding   Voting  Stock,   if  the  condition
                  specified in the following paragraph A is met:

                           (A) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

                           (B) All of the following conditions shall have been met:

                                    (i)      The  aggregate  amount  of the cash
                           and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Consummation Date") of consideration other than cash to be received per share by holders of common stock of the Corporation in such Business Combination shall be at least equal to the higher of the following:

                                             (a)      (if     applicable)    the
                                    highest  per  share  price   (including  any
                                    brokerage  commissions,  transfer  taxes and
                                    soliciting   dealers'   fees)  paid  by  the
                                    Interested  Shareholder  for any  shares  of
                                    common stock of the Corporation  acquired by
                                    it   (1)   within   the   two-year    period
                                    immediately   prior  to  the  first   public
                                    announcement of the proposal of the Business
                                    Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; or

                                             (b)      the Fair Market  Value per
                                    share of common stock of the Corporation on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such later date is referred to in this Article 14 as the "Determination Date"), whichever is higher.

                                    (ii)     The  aggregate  amount  of the cash
                           and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (B)(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock);

                                             (a)      (if     applicable)    the
                                    highest  per  share  price   (including  any
                                    brokerage  commissions,  transfer  taxes and
                                    soliciting   dealers'   fees)  paid  by  the
                                    Interested Shareholder for any shares of such class of Voting Stock acquired by it
                                    (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

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                                             (b)      (if     applicable)    the
                                    highest  preferential  amount  per  share to
                                    which the holders of shares of such class of
                                    Voting  Stock are  entitled  in the event of
                                    any  voluntary or  involuntary  liquidation,
                                    dissolution    or    winding   up   of   the
                                    Corporation; and

                                             (c)      the Fair Market  Value per
                                    share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                                    (iii)    The consideration to be received by
                           holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                                    (iv)     After  the  Determination  Date and
                           prior to the consummation of such Business Combination; (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Voting Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the common stock of the Corporation (except as necessary to any subdivision of the common stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of common stock of the Corporation, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Interested
                           Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                                    (v)      After the Determination  Date, such
                           Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                                    (vi)     A proxy  or  information  statement
                           describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder

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                           (or any  subsequent  provisions  replacing  such Act,
                           rules  or   regulations)   shall  be  mailed  to  all
                           shareholders  of the  Corporation  at  least  30 days
                           prior   to  the   documentation   of  such   Business
                           Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                                    (vii)    Such Interested  Shareholder  shall
                           not have made any major changes in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

                  (3)      For purposes of this Article 14;

                           (A) The term "Business Combination" shall mean any of the transactions or series of transactions which is referred to in any one or more of the clauses (i) through (v) below.

                                    (i)      any merger or  consolidation of the
                           Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder or (b) any other Corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

                                    (ii)     any    sale,    lease,    exchange,
                           mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; or

                                    (iii)    the  issuance  or  transfer  by the
                           Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested
                           Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

                                    (iv)     the   adoption   of  any   plan  or
                           proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                                    (v)      any  reclassification of securities
                           (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

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                           (B)      A "person" shall mean any individual,  firm,
                  corporation or other entity.

                           (C) "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

                                    (i)      is the beneficial  owner,  directly
                           or indirectly, of more than 9% of the voting power of the outstanding Voting Stock;

                                    (ii)     is an Affiliate  or  Associate  (as
                           hereinafter defined) of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 9% or more of the voting power of the then outstanding Voting Stock; or

                                    (iii)    is an assignee of or has  otherwise
                           succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933;

                  provided, however, that the term "Interested Shareholder" shall not include any person who, but for this proviso, would be an Interested Shareholder on June 1, 1988.

                           (D) A person shall be a "beneficial owner" of any share of Voting Stock:

                                    (i)      which  such  person  or  any of its
                           Affiliates or Associates beneficially owns, directly or indirectly;

                                    (ii)     which  such  person  or  any of its
                           Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                                    (iii)    which   are   beneficially   owned,
                           directly or indirectly, by any other person with which such person or any of its Affiliates or
                           Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

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                           (E)      For the  purposes of  determining  whether a
                  person is an Interested Shareholder pursuant to paragraph (C) of this Section (3), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (D) of this Section (3) but shall not include any other shares of Voting Stock which may
                  be  issuable   pursuant  to  any  agreement,   arrangement  or
                  understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                           (F) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 10, 1987.

                           (G) "Subsidiary" means any Corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; PROVIDED, HOWEVER, that for the purposes of the definition of Interested Shareholder set forth in paragraph (C) of this Section (3), the term "Subsidiary" shall mean only a Corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                           (H) "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board"), while such person is a member of the Board, who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

                           (I) "Fair Market Value" means (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors;

                           (J) In the event of any Business Combination in which the Corporation survives, the phrase "Consideration other than cash to be received" as used in paragraph B(i) and
                  (ii) of  Section  (2) of this  Article 14 shall  includes  the

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                  shares of common stock of the Corporation and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                  (4) A majority of the Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article 14 on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (D) whether a transaction or a series of transactions constitutes a Business Combination, and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more. Any such determination made in good faith shall be binding and conclusive on all parties.

                  (5) Nothing contained in this Article 14 shall be construed to
                  relieve  any   Interested   Shareholder   from  any  fiduciary
                  obligation imposed by law.

                  (6) The fact that any provision complies with paragraph (B) of Section (2) of this Article 14 shall not be construed to impose any fiduciary duty obligation or responsibility on the Board, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

                  (7) Notwithstanding any other provisions of this certificate of incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or by By-Laws of the Corporation), the affirmative vote of (a) the holders of 80% or more of the voting power of the then outstanding Voting Stock, voting together as a single class, and (b) a majority of such shares beneficially owned by persons not affiliated with the Interested Shareholder, shall be required to alter, amend or repeal, or adopt any provisions inconsistent with, this Article 14, provided, however, that this Section (7) shall not apply to any alteration, amendment, repeal or adoption unanimously recommended by the Board if all such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section (3), paragraph H of this Article 14."

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

         FOURTH: The foregoing amendments of the certificate of incorporation of the Corporation were authorized by the vote at a meeting of the Board of Directors of the Corporation, followed by the vote of the holders of at least a majority of all of the outstanding shares of the Corporation entitled to vote on the said amendments of the certificate of incorporation.

         IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date:  July 21, 1988


                                             /s/
                                             -----------------------------------
                                             Dr. Elazar Rabbani, President

                                             /s/
                                             -----------------------------------
                                             Barry W. Weiner, Secretary

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